Exhibit G-1

[The Export-Import Bank of Korea Letterhead]

April 13, 2018

Dong Hoon Lee

Chief Representative

Young-rok Kim

Senior Representative

New York Representative Office

The Export-Import Bank of Korea

460 Park Avenue, 8th floor

New York, NY 10022

United States of America

Dear Sirs:

I, Jin-kyun Lee, Director General of The Export-Import Bank of Korea (“KEXIM”), hereby appoint each of Dong Hoon Lee, Chief Representative, Young-rok Kim, Senior Representative, and any other person acting in such capacity (including any successor), as an authorized representative of KEXIM in the United States of America for purposes of serving as an attorney-in-fact who is authorized to sign the Registration Statement under Schedule B of the United States Securities Act of 1933, as amended, to be filed with the United States Securities and Exchange Commission by KEXIM relating to the registration of its debt securities consisting of debentures, notes and/or other evidence of indebtedness (the “Debt Securities”) with or without warrants (the “Warrants”) to purchase the Debt Securities to be issued from time to time by KEXIM and the guarantees of the Debt Securities to be issued from time to time by the Republic of Korea and one or more amendments to the Registration Statement (including, without limitation, post-effective amendments thereto and amendments or supplements to the prospectus contained therein).

I, Jin-kyun Lee, Director General, hereby also appoint each of Dong Hoon Lee, Chief Representative, Young-rok Kim, Senior Representative, and any other person acting in such capacity (including any successor), as an authorized agent of KEXIM upon whom process may be served in any suit, action or proceeding arising out of or based on (i) the Debt Securities or Warrants or (ii) any Fiscal Agency Agreement or Warrant Agreement relating to the Debt Securities or Warrants which may be instituted in any state or federal court in the City or New York by any holder of the Debt Securities or Warrants.

This appointment letter shall remain a valid instrument of authorization until such time as (i) all amounts due and to become due in respect of the Debt Securities shall have been paid in full and (ii) the Warrants shall have been exercised or shall have expired or otherwise been terminated in accordance with their terms.

THE EXPORT-IMPORT BANK OF KOREA

By	/s/ Jin-kyun Lee

Jin-kyun Lee
Director General
The Export-Import Bank of Korea

Accepted and Acknowledged:

By	/s/ Dong Hoon Lee

Dong Hoon Lee
Chief Representative
New York Representative Office
The Export-Import Bank of Korea

By	/s/ Young-rok Kim

Young-rok Kim
Senior Representative
New York Representative Office
The Export-Import Bank of Korea